EXHIBIT 11.0 - Computation of Earnings Per Share


                                          Three Months  Nine Months
                                             Ended         Ended
                                            9/30/98       9/30/98
                                           ----------    ----------

     Net income                            $1,065,741    $3,300,432
                                           ==========    ==========

     Common stock (Weighted Average)        2,470,612     2,467,302
                                           ==========    ==========

     Basic earnings per share              $     0.43    $     1.34
                                           ==========    ==========


     Common stock                           2,470,612     2,467,302

     Common stock equivalents using
        the treasury stock method             167,841       168,356
                                           ----------    ----------
     Total common stock and commonfor
        stock equivalentstation             2,638,453     2,635,658
                                           ==========    ==========

     Diluted earnings per share            $     0.40    $     1.25
                                           ==========    ==========
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